EXHIBITS

(g)(1) Form of Agreement and Plan of Reorganization between Pilgrim Mayflower Trust, on behalf of Pilgrim High Total Return Fund, and Pilgrim Mutual Funds, on behalf of High Yield II, is incorporated by reference to the Registration Statement on Form N-14 as filed on November 30, 2000.

(g)(2) Form of Agreement and Plan of Reorganization between Pilgrim Mayflower Trust, on behalf of Pilgrim High Total Return Fund II, and Pilgrim Mutual Funds, on behalf of High Yield II, is incorporated by reference to the Registration Statement on Form N-14 as filed on November 30, 2000.